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                                                                EXHIBIT 10.2(ii)

CONFIDENTIAL

      This Amendment to the Master Software License, dated the 29th day of June, 1992, (the "Agreement") is made and entered into as of the 1st day of September, 1995 (the "Effective Date"), by and between Health Care microsystems, Inc. (the "Licensor"), a California corporation having its principal place of business at 3655 Torrance Boulevard, Suite 350, Torrance, California 90503, and Columbia/HCA (the "Licensee"), a Delaware corporation having its principal place of business at One Park Plaza, Nashville, Tennessee 37203.

In the event of any conflict between the terms and conditions of this Amendment and those contained in the Agreement, the terms and conditions of this Amendment shall govern.

Master Software License - Section 9.5
Section 9.5 of the Agreement shall be replaced by the following paragraph:

      9.5 Subject to the provisions of Schedule A, Section V.2a., whereby Licensee may earlier terminate the services described in this Section 9, Licensor shall provide the Software support and maintenance services described in this Section 9 for the charges set forth in Section 9.6 below for a period commencing upon the Effective Date of this Agreement and running through December 31, 2000 (the "Initial Term"), and, upon expiration of the Initial Term, shall continue to provide such services on a year-to-year basis unless, no less than six months prior to the expiration of the Initial Term or 60 days prior to the expiration of any one-year renewal term, either party gives the other party written notice of the notifying party's desire to:

Master Software License - Section 19
Section 19 of the Agreement shall be replaced by the following paragraph:

      All notices required or permitted under this Agreement shall be in writing and sent to the other party at the address specified below or to such other address as either party may substitute from time to time by written notice to the other and shall be deemed validly given upon receipt of such notice given by certified mail, postage prepaid, or personal or courier delivery to:
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CONFIDENTIAL

      Columbia/HCA, Inc.           Health Care microsystems, Inc.
      One Park Plaza               Suite 350
      Nashville, Tennessee 37203   3655 Torrance Boulevard
      Attention:                   Torrance, California 90503
      Richard Chapman, CIO         Attention:  Thomas J. Kazamek

      with a copy to:              with a copy to:

      Columbia/HCA, Inc.           Health Care microsystems, Inc.
      One Park Plaza               Suite 350
      Nashville, Tennessee 37203   3655 Torrance Boulevard
      Attention: Samuel A. Greco   Torrance, California 90503
                                   Attention: Robert V. Nagelhout

Schedule A - Section III (a) Paragraph 1
Schedule A - Section III (a) Paragraph 1 of the Agreement shall be replaced by the following paragraph:

(a) The sublicense fees to be paid to Licensor by Licensee for or on behalf of Affiliated Users per program actually sublicensed are set forth on Schedule A, Attachment 1; provided, however, the sublicense fees payable to Licensor for up to 190 sublicenses are subject to the caps described in Section IV below. Sublicense fees shall be due and payable as follows:

Schedule A - Section IV
The following Paragraph 2 shall be added to Schedule A - Section IV:

2. All License/Sublicense Fee Caps are based on the Corporate License and first 90 Sublicenses of all software described in Section A Attachment 2. The License Fee for the next 100 Product Management systems is $1,250,000 in total and 10 additional PCM Licenses for $200,000 in total. The License Fee for the next 100 Product Management systems and 10 additional PCM Licenses shall be due and payable within thirty (30) days from the execution of this Amendment.

Schedule A - Section V - Paragraph 2b.
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CONFIDENTIAL

Schedule A - Section V - Paragraph 2b of the Agreement shall be replaced by the following paragraph:

b. The total fees payable by Licensee for annual Software support and maintenance for its license and 190 sublicensee shall in no event exceed $601,720 irrespective of the Software programs sublicensed and actually installed.

Schedule A - Section VI
Schedule A - Section VI of the Agreement shall be replaced by the following:

A.    MDBS/IQ (per computer)          MDBS/PI      $  750
      MDBS/IQ (per file server        MDBS/PI      $1,500
      used as a database
      server in any network)

B.    Express/IRI Workstation Royalty
      (per end user workstation)                   $  400

C.    Express/IRI Royalty - Financial Modeling
      (per license to Financial Modeling)          $1,500

Pass-through fees shall be due and payable within thirty (30) days following grant of the applicable sublicense. Total workstation pass-through fees payable by Licensee for Express/EIS II shall be capped and shall not exceed $40,000. Each $400 Workstation payment shall be credited against this $40,000 cap. Express royalties for Financial Modeling shall be excluded from this cap.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THE MASTER SOFTWARE LICENSE TOGETHER WITH THIS AMENDMENT AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE AGREEMENT AND THIS AND ANY PRIOR AMENDMENTS ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN,
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CONFIDENTIAL

AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THIS AND PRIOR AMENDMENTS.

LICENSEE:                                 LICENSOR:


By:                                       By:
   ---------------------------               --------------------------
    Samuel A. Greco                           Thomas J. Kazamek,
    Senior Vice-President                     Chief Operating Officer
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CONFIDENTIAL

Schedule A - Attachment 1
Schedule A - Attachment 1 of the Agreement shall be replaced by the following:

                                                                      Schedule A
                                                                    Attachment 1

                         Affiliated User Price Schedule

                                                                      License
                                      Ownership                         Fee
                                      ---------                       -------

A.    TEAMWORK(tm)

      Product Management                    HCm                       $16,250
            (Licenses 1-90)

      Product Management                    HCm                       $12,500
            (Licenses 91-190)

      Payment Verification                  HCm                         8,750

      Capital Budgeting                     HCm                         3,000
      (CapTrac)

      Standard Costing and
      Standard Costing                      HCm                        11,875
      Interface

      Labor Productivity                    HCm                        18,750

      Rate Setting (RTrac)                  HCm                         2,000

B.    Patient Care Management               HCm                        25,000
      Financial Modeling
      (Budgeting and
      Departmental reporting)
            (Licenses 1-90)

      Patient Care Management               HCm                        20,000
            (Licenses 91-100)